Exhibit 99.27
                                 -------------
                Computational Materials and/or ABS Term Sheets



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Silent Seconds
Groups 2 & 3

                               UPB                      %
Silent Seconds (Only)          $   323,135,357.97       28.81%
Total (Entire Pool)            $ 1,121,454,790.41

Resulting OCLTV
                               OCLTV
Silent Seconds (Only)                      98.40%
Total (Entire Pool)                        84.24%